                                                                   EXHIBIT 10.16

                       FIFTH ADDITIONAL SPACE AGREEMENT
                       --------------------------------

          AGREEMENT made as of the 13th day of May, 1997 between 55 BROAD STREET COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to herein as "Owner"), and N2K INC., a Pennsylvania corporation authorized to transact business in the State of New York, having an office at 55 Broad Street, Borough of Manhattan, City, County and State of New York, as tenant (referred to herein as "Tenant").

                             W I T N E S S E T H :
                             -------------------
          WHEREAS:

          (1) Under date of September 7, 1995, Owner and N2K Inc., a New York corporation, Tenant's predecessor in interest, entered into a lease affecting portions of the tenth (10th) and eleventh (11th) floors in the building
                --------------------------------
(referred to herein as the "Building") known as 55 Broad Street, Borough of Manhattan, City, County and State of New York; and

          (2) N2K Inc. a New York corporation, merged into Tenant by statutory merger effective February 13, 1996; and

          (3) Said lease, as modified by written agreements dated December 31, 1995, April 1, 1996 (said agreement dated April 1, 1996 is referred to as the "First Additional Space Agreement"), April 2, 1996 (said agreement dated April 2, 1996 is referred to as the "Second Additional Space Agreement"), April 3, 1996 (said agreement dated April 3, 1996 is referred to as the "Third Additional Space Agreement"), and October 15, 1996 (said agreement dated October 15, 1996 is referred to as the

"Fourth Additional Space Agreement") is for a term (referred to herein as the "Demised Term") which shall end on January 31, 2002, unless extended pursuant to the provisions of Article SECOND of the First, Second, Third and/or Fourth Additional Space Agreements or sooner terminated or extended pursuant to any of the terms, covenants or conditions of said lease or pursuant to law, and is referred to herein as the "Lease"; and the premises so leased to Tenant pursuant to the provisions of the Lease, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term other than Tenant's Personal Property (as defined in the Lease), are referred to herein, collectively, as the "Demised Premises"; and

          (4) Tenant now desires to lease and add to the Demised Premises a portion of the street level floor of the Building and Owner is willing to lease
               ------------
said portion of the street level floor to Tenant, subject to the provisions of
                    ------------
this Agreement (said portion of the street level floor of the Building,
                                    ------------
initialled by the parties, annexed hereto and made part hereof as Exhibit "1", together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term, other than Tenant's Personal Property as defined in the Lease, is referred to herein as the "Fifth Additional Space"); and

          (5) The Demised Term of the Lease applicable to the Fifth Additional Space shall commence on a date (referred to as the "Fifth Additional Space Commencement Date") fixed by Owner in a notice to Tenant, not sooner than ten
(10) days next following the date of the giving of such notice, which notice shall state that Owner has, or prior to the Fifth Additional Space Commencement Date will have, substantially completed Owner's Fifth Additional Construction (as more fully described in Addendum A, which is annexed hereto and made part hereof); and

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

          (6) All capitalized terms shall have the same meanings ascribed to them in the Lease, unless otherwise set forth herein; and

          (7) The parties desire to record herein their understandings with respect to the foregoing.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:


          FIRST:  The Lease is hereby modified as follows:
          -----

                A. Owner hereby leases to Tenant and Tenant hereby hires from Owner the Fifth Additional Space for a term to commence upon the Fifth Additional Space Commencement Date and to end on the Expiration Date (as it may have been extended pursuant to the First, Second, Third, and/or Fourth Additional Space Agreements or the Lease and pursuant to the provisions of this Agreement), unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

                B. Owner agrees to perform work and make installations in the Fifth Additional Space as set forth in Addendum A. Such work and installations are referred to as "Owner's Fifth Additional Construction". All of the terms, covenants and conditions of Addendum A are incorporated in this Agreement by reference and shall be deemed a part of this Agreement as though fully set forth in the body of this Agreement. Owner acknowledges that Tenant shall have the right to use the existing two (2) three ton supplemental air conditioning units, which units shall be in working order as of the date hereof, and the existing dedicated 400 Amp feed and 400 Amp distribution panel serving the Fifth Additional Space, at Tenant's expense, subject to the provisions of the Lease and this Agreement.

                C. From and after the Fifth Additional Space Commencement Date, the Lease shall be deemed modified, as follows:

                         (1)  a.   The Demised Premises shall include the Fifth
Additional Space for all purposes of the Lease;

                              b.   Section 2.01 of the Lease shall be modified
to the extent that, in addition to the use set forth in said Section 2.01, the Fifth Additional Space may also be used as a recording studio by Tenant and others under Tenant's supervision as incidental to Tenant's use, but otherwise upon all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, with the express understanding that noise or vibration from the Fifth Additional Space shall not reach outside the Fifth Additional Space, it being further agreed by Tenant that the provisions of subsection H of Section 3.01 shall expressly apply to the intended use of the Fifth Additional Space.

                         (2)  a.   The Fixed Rent reserved in the Lease shall be
increased by the sum of ONE HUNDRED FIFTEEN THOUSAND THREE HUNDRED SIXTY-EIGHT and 00/100 ($115,368.00) DOLLARS per annum with respect to the period from the Fifth Additional Space Commencement Date to and including February 28, 2001 and the sum of ONE HUNDRED TWENTY-SEVEN THOUSAND FIVE HUNDRED TWELVE and 00/100 ($127,512.00) DOLLARS per annum with respect to the remainder of the Demised Term applicable to the Fifth Additional Space and the monthly installments of Fixed Rent shall be increased accordingly.

                              b.   In the event that the Fifth Additional Space
Commencement Date shall occur on a date other than the first (1st) day of any calendar month, then the increase in the Fixed Rent for the month in which the Fifth Additional Space Commencement Date shall occur shall be prorated.

                              c.   Fifth Additional Space Rent Holiday.
                                   -----------------------------------
Provided Tenant is not then in default in the observance and performance of any of the terms, covenants and conditions of the Lease on Tenant's part to be observed and performed, Tenant shall be entitled to a rent holiday and shall not be required to pay any portion of the Fixed Rent applicable to the Fifth Additional Space with respect to the period from the Fifth Additional Space Commencement Date to and including February 28, 1998 but, during such period, Tenant shall otherwise be required to comply with all of the other terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, including, but not limited to, the provisions of Article 23 and
Article 29. In the event the Fifth Additional Space Commencement does not occur until March 1, 1998 or thereafter, Tenant shall not be entitled to any Rent Holiday with respect to the Fifth Additional Space, it being understood and agreed that such Rent Holiday shall apply only until February 28, 1998, unless Owner causes any delay in the occurrence of the Fifth Additional Space Commencement Date and, in such event, the Rent Holiday shall be extended by the number of days of any such delay.

                         (3)  The Demised Premises Area, as set forth in Section
23.01, shall be further increased by 3,036 square feet and Article 29.

                         (4)  With respect to the Fifth Additional Space only,
the following new Section 29.10 entitled "Electricity: Fifth Additional Space"
                                          ------------------------------------
shall be deemed added to the Lease as of the date hereof:

                "A. Owner shall redistribute or furnish electrical energy to or for the use of Tenant in the Fifth Additional Space for the operation of the lighting fixtures and the electrical receptacles installed in the Fifth Additional Space on the Commencement Date and the operation of the Building heating, ventilating and air conditioning system unit serving the floors of the Building on which the Fifth Additional Space is located. If either the quantity or character of electrical service is changed by the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building or is no longer available or suitable for Tenant's requirements, or if any equipment supplementing or ancillary to such electrical service which is installed in the Building by or on behalf of said corporation(s) and/or other entity(ies) malfunctions or fails to operate for any reason while Tenant has made any connections to said equipment, no such change, unavailability, unsuitability, malfunction or failure to operate shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise, unless such change, unavailability or unsuitability is caused by Owner's negligence or willful misconduct or the negligence or willful misconduct of Owner's agents, employees or contractors. In the event the corporation(s) and/or other entity(ies) selected by Owner shall be different from such corporation(s) and/or other entity(ies) presently providing electrical service to the Building as of the date hereof, any such new or replacement corporation(s) and/or other entity(ies) selected by Owner shall be reputable and provide competitive rates.

                B. Owner shall provide for an electrical load of six (6) watts per square foot of usable area demand load other than during any period it is prohibited from doing so by any laws, orders, rules and/or regulations of any applicable governmental authorities (including, but not limited to, the New York State Energy Conversation Construction Code) in which event the reference to six
(6) watts hereinabove set forth shall, during such period, be decreased to the maximum number of watts per usable square foot which is permitted by any such laws, orders, rules and/or regulations. The foregoing shall be exclusive of the electrical power for the Building HVAC systems. Solely for the proposes of this section, the Fifth Additional Space shall be deemed to contain 3,036 square feet. Any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers shall be installed by Owner upon Tenant's request, at the sole cost and expense of Tenant, provided, that, in Owner's judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or riders will not cause permanent damage or injury to the Building or the Fifth Additional Space or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Fifth Additional Space exceed the capacity of the existing feeders or risers or wiring installations then serving the Fifth Additional Space.

                C. Prior to the Fifth Additional Space Commencement Date Owner, at Owner's expense, shall have installed a submeter or submeters in the Fifth Additional Space to measure Tenant's actual consumption of electricity in the entire Fifth Additional Spare including, but not limited to, all electricity required for the operation of the Building heating, ventilating and air conditioning system unit serving the floor of the Building on which the Fifth Additional Space are located. Tenant shall pay to Owner, from time to time, upon demand, for the electricity consumed in the Fifth Additional Space, as determined by such submeter or submeters, the actual cost to Owner of purchasing electricity for the Fifth Additional Space (as such actual cost is hereinafter defined) plus all applicable taxes thereon. Owner's actual cost for Tenant's KW and KWH shall be determined by the application of the Building's electric rate schedule per month from the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building to Tenant's usage. With respect to any period when any such submeter is not in good working order, Tenant shall pay Owner for electricity consumed in the portion of the Fifth Additional Space served by such submeter at the rate paid by Tenant to Owner during the most recent comparable period when such submeter was in good working order. Tenant shall take good care of any such submeter and all submetering installation equipment, at Tenant's sole cost and expense, and make all repairs thereto occasioned by any acts, omissions or negligence of Tenant or any person claiming through or under Tenant as and when necessary to insure that any such submeter is, at all times during the Demised Term, in good working order. With respect to the period (referred to as the "Interim Period"), if any, from the Fifth Additional Space
                     --------------
Commencement Date through the date immediately prior to the date upon which the submeter or submeters shall be operable, Tenant shall pay to Owner monthly on demand of Owner, for the electricity consumed in the Fifth Additional Space, a sum equal to one-twelfth (1/12th) of the product of (x) $1.50 multiplied by (y) 3,036. With respect to any period during the Interim Period constituting less than a full calendar month, the monthly payment referred to in the preceding sentence shall be appropriately prorated.

                D. (1) Owner may, at any time, elect to discontinue the redistribution or furnishing of electrical energy. In the event of any such election by Owner, (i) Owner agrees to give reasonable advance notice of any such discontinuance to Tenant, (ii) Owner agrees to permit Tenant to receive electrical service directly from the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Fifth Additional Space to be used by Tenant for such purpose to the extent they are suitable and safely capable, (iii) Owner agrees to pay such charges and costs, if any, as such corporation(s) and/or other entity(ies) may impose in connection with the installation of Tenant's meters, (iv) the provisions of Subsection C of this Section 29.10 shall be deemed deleted from this Lease, and
(v) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                    (2) Notwithstanding anything to the contrary contained in subsection D(1) of this Section 29.10, Owner agrees that Owner shall not voluntarily discontinue the redistribution or furnishing of electrical energy until Owner shall have made or paid for all installations required to provide Tenant with electrical service similar to the electrical service which Tenant had in the Fifth Additional Space immediately prior to such discontinuance and the public utility corporation(s) and/or other entity(ies) supplying electrical service to the Building has agreed to furnish such service so that Tenant shall immediately upon such discontinuance be able to receive electrical service directly from such public utility corporation(s) and/or other entity(ies). Unless a shorter time is required by the public utility corporation(s) and/or other entity(ies) supplying electrical service to the Building, Owner shall give Tenant at least ninety (90) days' prior notice of any such discontinuance.

          E. Notwithstanding anything to the contrary set forth in this Lease, any sums payable or granted in any way by the corporation(s) and/or other entity(ies) selected by Owner to supply electricity to the Building resulting from the installation in the Fifth Additional Space of energy efficient lighting fixtures, lamps, special supplemental heating, ventilation and air conditioning systems or any other Alterations, which sums are paid or given by way of rebate, direct payment, credit or otherwise, shall be and remain the property of Owner, and Tenant shall not be entitled to any portion thereof, unless such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations were installed by Tenant, solely at Tenant's expense, without any contribution, credit or allowance by Owner, in accordance with all of the provisions of this Lease. For the purposes of the preceding sentence any such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations comprising part of Owner's Fifth Additional Construction shall be deemed installed solely at Tenant's expense. Nothing contained in the foregoing sentence, however, shall be deemed to obligate Owner to supply or install in the Fifth Additional Space any such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations.

          F. Tenant acknowledges that the Building heating, ventilating and air conditioning system unit serving the floor of the Building on which the Demised Premises are located (referred to herein as the "Floor HVAC Unit") shall not be connected to the submeter(s) serving the

Demised Premises, but, instead, shall be connected to a separate meter(s) measuring the electrical energy consumed by such Floor HVAC Unit. Accordingly, Tenant agrees that during the Demised Term, Tenant shall pay to Owner, from time to time upon demand of Owner and submission by Owner to Tenant of invoices or bills therefor, forty-five and 97/100 (45.97%) percent (hereinafter "Tenant's Electrical Share") of all amounts shown on said separate meter(s) for such Floor HVAC Unit.

          G. In no event will any of the costs for the light, power or HVAC system serving the lobby, or other public areas of the floor of which the Demised Premises are a part, be included in Tenant's Electric Share."

     SECOND:   a.  From and after the Fifth Additional Space Commencement
     ------
Date, the date August 31, 2002 shall be deemed to be the Expiration Date and the Demised Term shall expire on August 31, 2002, unless sooner terminated pursuant to the provisions of the Lease or pursuant to law, and all of the then applicable executory terms, covenants and conditions set forth in the Lease (including, but not limited to, the provisions of Articles 23 and 29) shall apply with respect to the remainder of the Demised Term as herein and hereby extended.

               b. Supplementing the provisions of subsection D of Section 1.02, after the determination of the Fifth Additional Space Commencement Date, each party agrees, upon demand of the other, to execute, acknowledge and deliver to each other, an instrument, in form reasonably satisfactory to Owner, setting forth said Fifth Additional Space Commencement Date and the Expiration Date, which instrument shall include the amounts of the annual and monthly Fixed Rent for the remainder of the Demised Term.

          THIRD:  Owner and Tenant each represent and warrant to the other that
          -----
Schlesinger & Company, L.L.C. is the sole broker with whom either party has negotiated or otherwise dealt with in connection with the Fifth Additional Space or in bringing about this Agreement. Owner and Tenant shall indemnify each other from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Owner shall pay any commission or compensation due hereunder pursuant to a separate agreement with such broker.

          FOURTH:   A.  Notwithstanding the provisions of Paragraph (5) of the
          ------
WHEREAS provision of the Fourth Additional Space Agreement, the Fourth Additional Space Commencement Date and the Fourth Additional Space Rent Commencement Date applicable to the twenty-fifth (25th) floor portion of the
                                    -------------------
Fourth Additional Space is fixed at June 1, 1997.

               B. Notwithstanding the provisions of Paragraph (5) of the WHEREAS provision of the Fourth Additional Space Agreement, the Fourth Additional Space Commencement Date and the Fourth Additional Space Rent Commencement Date applicable to the twenty-sixth (26th) floor portion of the Fourth Additional Space is fixed at March 21, 1997.

               C. Effective as of the date hereof, Paragraph FIRST C.(2)a. of the Fourth Additional Space Agreement, shall be deleted and a new Paragraph FIRST C.(2)a. and b. shall be inserted in lieu thereof as follows:

               "(2) a. With respect to the twenty-sixth (26th) floor portion of the Fourth Additional Space, effective as of March 21, 1997 to and including February 28, 1998 the Fixed Rent reserved in the Lease shall be increased by the sum of ONE HUNDRED FORTY THOUSAND and 00/100 ($140,000.00) DOLLARS per annum, and effective as of March 1, 1998 to and including February 28, 1999, the Fixed Rent reserved in the Lease shall be increased by the sum of TWO HUNDRED FORTY THOUSAND and 00/100 ($240,000.00) DOLLARS per annum and, effective as of March 1, 1999 to and including August 31, 2002, the Fixed Rent reserved in the Lease shall be increased by the sum of TWO HUNDRED SIXTY THOUSAND and 00/100 ($260,000.00) DOLLARS per annum and the monthly installments of Fixed Rent with respect thereto shall be increased accordingly; and

                    b. With respect to the twenty-fifth (25th) floor portion of the Fourth Additional Space, effective as of June 1, 1997 to and including March 14, 1998, the Fixed Rent reserved in the Lease shall be increased by the sum of ONE HUNDRED FORTY and 00/100 ($140,000.00) DOLLARS per annum and, effective as of March 15, 1998 to and including March 14, 1999, the Fixed Rent reserved in the Lease shall be increased by the sum of TWO HUNDRED AND FORTY THOUSAND and 00/100 ($240,000.00) DOLLARS per annum and, effective as of March 15, 1999 to and including August 31, 2002, the Fixed Rent reserved in the Lease shall be increased by the sum of TWO HUNDRED SIXTY THOUSAND and 00/100 ($260,000.00) DOLLARS per annum and the monthly installments of Fixed Rent with respect thereto shall be increased accordingly."

               D. The use of the two (2) existing supplemental air conditioning units and any future supplemental air conditioning unit serving the Fifth Additional Space shall be governed by the provisions of the Lease and the following paragraph:

                 "Tenant's Supplemental A/C Units/Cooling Tower:

               A. Supplementing the provisions of Section 29.06, Owner agrees, subject to the provisions of Article 26 and Section 29.08, to supply condenser water to any separate air conditioning system to serve the Fifth Additional Space installed by or on behalf of Tenant in accordance with the provisions of this Lease (referred to herein as "Tenant's Supplemental A/C Unit") and Tenant agrees that (i) Tenant shall pay to Owner, promptly after demand, all reasonable costs and expenses incurred by Owner in connection with the hookup of any such Unit to any Building cooling tower and associated piping (referred to herein as the "Cooling Tower"), including, but not limited to, the Building standard hookup fee then charged by Owner, which fee shall be waived for the existing two
(2) three (3) ton units, and (ii) from and after the date the hookup is completed, if applicable, the Fixed Rent reserved in this Lease shall be increased by a sum (referred to herein as the "Tenant's Cooling Tower Use Charge") equal to (x) the standard per ton charge then in effect in the Building, which is presently $75.00 per ton per annum multiplied by (xx) the number of tons of Tenant's Supplemental A/C Units.

               B. If the regular hourly wage rate of operating engineers employed in the Building shall be increased in any Escalation Year (as defined in Article 23) over the rate in effect on the January 1st immediately preceding such hookup, the Tenant's Cooling Tower Use Change for such Escalation Year shall be increased by an amount equal to that proportion of Tenant's Cooling Tower Use Charge which such increase in said hourly wage rate bears to the hourly wage rate in effect on the January 1st immediately preceding such hookup. Any such increase for any Escalation Year pursuant to the provisions of the immediately preceding sentence shall be shown on the Owner's Operating Expense Statement with respect to such Escalation Year rendered by Owner pursuant to the provisions of said Article 23, and shall be payable by Tenant as if it were an increase in the Fixed Rent pursuant to the provisions of said Article 23.

               C. Any increase in Fixed Rent for Tenant's Cooling Tower Use Charge shall be effective as of the date Tenant's Supplemental A/C Unit is hooked up to the Cooling Tower and shall be retroactive to such date if necessary.

               D. Tenant's Supplemental A/C Unit shall be repaired and maintained by Tenant at Tenant's cost and expense, pursuant to a service contract.

               E. In the event Tenant elects to discontinue its use of either or both of such Tenant's Supplemental A/C Units and remove either or both of same, such removal shall be performed in accordance with the applicable provisions of this Lease and thereafter Tenant's Cooling Tower Use Charge therefor shall be reduced accordingly and Tenant thereafter shall not be required to replace said Unit(s)."

          FIFTH:  Except to the extent expressly modified by the foregoing
          -----
provisions of this Agreement, the Lease is hereby ratified and confirmed in all respects.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                              53 BROAD STREET COMPANY, Owner


                              BY: /s/ [SIGNATURE ILLEGIBLE]
                                 -----------------------------

                              N2K INC., Tenant


                              BY: /s/ Jonathan V. Diamond
                                  ----------------------------------
                                  Jonathan V. Diamond, Vice Chairman

STATE OF NEW YORK    )
                     ss.:
COUNTY OF NEW YORK   )

          On the         day of April, 1997, before me personally came Jonathan
V. Diamond to me known, who, being by me duly sworn, did depose and say that he
resides at                                    that he is the Vice Chairman of
N2K INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                                 /s/ Richard J. Harris
                                 ----------------------
                                     Notary Public


                                    RICHARD J. HARRIS
                                    Notary Public State of New York
                                    No. 01HA5063401
                                    Qualified in New York County
                                    Commission Expires July 22, 1998